EXHIBIT 99.3

                            CERTIFICATION PURSUANT TO
                               SECTION 906 OF THE
                           SARBANES-OXLEY ACT OF 2002

I, Thomas B. Specketer, Vice President and Controller of MidAmerican Energy Company (the "Company"), certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that to the best of my knowledge:

     (1) the Quarterly Report on Form 10-Q of the Company for the quarterly period ended March 31, 2003 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

     (2) the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Dated:   May 12, 2003




                             /s/ Thomas B. Specketer
                             -----------------------
                               Thomas B. Specketer
                          Vice President and Controller
                            (chief financial officer)



A signed original of this written statement required by Section 906 has been provided to MidAmerican Energy Company and will be retained by MidAmerican Energy Company and furnished to the Securities and Exchange Commission or its staff upon request.